UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MERRIMAN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MERRIMAN HOLDINGS, INC.

December 20, 2011

Dear Merriman Holdings, Inc. Stockholder:

You are cordially invited to attend Merriman Holdings, Inc.’s 2011 annual meeting of stockholders to be held on Friday, December 30, 2011, at 10:00 a.m., Pacific Time, at 600 California Street, 9th Floor, San Francisco, CA 94108.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

/s/  D. Jonathan Merriman

D. Jonathan Merriman
Chief Executive Officer

MERRIMAN HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 30, 2011

To the Stockholders:

The 2011 annual meeting of stockholders of Merriman Holdings, Inc. will be held on Friday, December 30, 2011, at 10:00 a.m., Pacific Time, at 600 California Street, 9th Floor, San Francisco, CA 94108. At the meeting, you will be asked:

(1)	To elect six directors to serve until the 2012 annual meeting of stockholders;
(2)	To approve an amendment to the 2009 Stock Option and Incentive Plan to reserve an additional 800,000 shares of Common Stock for issuance under the plan; and
(3)	To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you were a stockholder of record at the close of business on November 16, 2011, you may vote at the annual meeting and any adjournment or postponement.

We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

By Order of the Board of Directors,

/s/  Michael C. Doran

Michael C. Doran
 Secretary
 San Francisco, California

December 20, 2011

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

MERRIMAN HOLDINGS, INC.
600 California Street, 9th Floor
San Francisco, California 94108

PROXY STATEMENT
For the 2011 Annual Meeting of Stockholders
General

The Board of Directors (the “Board”) of Merriman Holdings, Inc. (the “Company”), a Delaware corporation, is soliciting this proxy on behalf of the Company to be voted at the 2011 annual meeting of stockholders to be held on Friday, December 30, 2011, at 10:00 a.m., Pacific Time, or at any adjournment or postponement thereof. The 2011 annual meeting of stockholders will be held at Merriman Holdings, Inc. headquarters, 600 California Street, 9th Floor, San Francisco, California 94108.

Method of Proxy Solicitation

These proxy solicitation materials were mailed on or about December 20, 2011, to all stockholders entitled to vote at the meeting. The Company will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers, and employees of the Company may also solicit proxies, in person, or by mail, telephone, facsimile or email, without additional compensation.

Voting of Proxies

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

•	FOR the election of the Board’s six nominees for director;
•	FOR the amendment to the 2009 Stock Option and Incentive Plan to reserve an additional 800,000 shares of Common Stock for issuance under the plan;

We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

Required Vote

Record holders of shares of the Company’s common stock and Series D Preferred Stock at the close of business on November 16, 2011, the voting record date, may vote at the meeting with respect to the election of six directors and approval of an amendment to the 2009 Stock Option and Incentive Plan to reserve an additional 800,000 shares of Common Stock for issuance under the plan.

At the close of business on November 16, 2011, there were 3,042,697 shares of common stock issued and outstanding, and 19,563,206 shares of Series D Preferred Stock issued and outstanding.  On all matters proposed to be considered at the meeting other than the election of directors, the Series D Preferred Stock votes together with the common stock on an as converted basis.  On November 16, 2011, each seven shares of Series D Preferred Stock were convertible into one share of common stock.

The Company’s bylaws and certificate of incorporation provide that a majority of the shares of each of the common stock and the Series D Preferred Stock entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the six directors.  The common stock and Series D Preferred Stock shall vote together as a single class except with respect to the election of directors.  For the election of directors, certain directors are elected by the holders of common stock and other directors by the holders of Series D Preferred Stock, as explained more fully below.  Cumulative voting is not permitted. Each director election vote is tabulated separately. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting.

Revocability of Proxies

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated six directors for election at the 2011 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Vote Required

The affirmative vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the six nominees of the Board as directors. Cumulative voting is not permitted with respect to the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the Board’s nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board. The Board has no reason to believe that any of the nominees will be unavailable.

Class Voting

Our Certificate of Incorporation, as amended by the Certificate of Designation filed on August 25, 2009 in connection with our sale of Series D Preferred Stock, provides for class voting for directors.  The holders of the Company’s common stock have the right to elect five directors, and the holders of the Company’s Series D Preferred Stock have the right to elect four directors.  In the interest of expediency, we are using only one proxy card for holders of both common stock and Series D Preferred Stock.  Completing and returning the proxy card gives the holders of the proxy the right to vote all shares of common stock and all shares of Series D Preferred Stock held by the person returning the proxy card.  The nominees for the seats to be elected by the Series D Preferred Stock are Messrs. Chez and O’Brien.  Only the votes of holders of Series D Preferred Stock will be counted in the elections for these seats.  The remaining nominees are for seats to be elected by holders of common stock.  Only the votes of holders of common stock will be counted in the elections for these seats.

Number of Directors

Our Certificate of Incorporation, as amended, provides for a total of nine members of our Board of Directors.  We currently have only six members who are running for reelection, and this proxy statement names only six members.  Electing six directors will leave three vacancies on the Board of Directors. One vacancy is due to the fact that one of the investors in our Series D Preferred Stock, Andrew Arno, is entitled under the terms of the Investors Rights Agreement entered into in connection with our sale of Series D Preferred Stock to nominate a candidate for such seat, and all of the holders of Series D Preferred Stock agreed in the Investors Rights Agreement to vote for such candidate.  Mr. Arno relinquished this right following his resignation from the Board of Directors and from employment by the Company’s subsidiary.  In view of this fact, the Nominating and Corporate Governance Committee feels that is it desirable to leave two of the other seats vacant, in order to (i) streamline board meetings and voting; and (ii) maintain the balance between holders of Series D Preferred Stock and Common Stock which was envisioned in the Investors Rights Agreement.  The proxies obtained in connection with this solicitation may not be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD’S NOMINEES LISTED BELOW.

Directors

Set forth below are the principal occupations of, and other information regarding, the six director nominees of the Board. Each of these persons is an incumbent director.

D. Jonathan Merriman, 51, has served as our Chief Executive Officer from October 2000 to the present and served as Chairman of the Board of Directors from February 2001 to November 2007. Prior to that period, Mr. Merriman was President and CEO of Ratexchange Corporation, the predecessor company to Merriman Holdings, Inc. Mr. Merriman and his team engineered the transition of Ratexchange, a software trading platform company, into a full-service institutional investment bank, Merriman Curhan Ford. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. From June 1997 to June 1998, Mr. Merriman served as Managing Director and Head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader. Prior to Bear Stearns, Mr. Merriman worked at Merrill Lynch as a financial analyst and as an institutional equity salesman. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business. Mr. Merriman has served on the Boards of several organizations and currently holds a seat on the Board of Directors of Leading Brands, Inc.

Ronald L. Chez, 70, has served as a member of our Board of Directors since September 2009.  Mr. Chez is, and has been since 1971, the president and sole owner of Ronald L. Chez, Inc., a corporation that deals with financial management consulting, public and private investment, structuring of new ventures, and mergers and acquisitions.  He is also the non-executive Chairman of EpiWorks, Inc. a privately held epitaxial wafer manufacturer based in Champaign, IL, and a managing member of Nalu LLC, a privately held restaurant company based in Chicago, IL.   Mr. Chez has also served on the boards of several other public and private companies.   Mr. Chez graduated from the University of Illinois (with special honors) with a Bachelors of Arts degree in Political Science and is a member of the Phi Beta Kappa Society.

Dennis G. Schmal, 65, has served as a member of our Board of Directors and as chair of our audit committee since August 2003. Mr. Schmal has also served as a member of our compensation committee since March 2007 and has served on the Nominations and Corporate Governance Committee since September 2005. From February 1972 to April 1999, Mr. Schmal served as a partner in the audit practice at Arthur Andersen LLP. As a senior business advisor with special focus in finance, he has extensive knowledge of financial reporting and holds the CPA designation. Besides serving as chairman of the board of a private company, Mr. Schmal also serves on the Board of Directors for Varian Semiconductor Equipment Associates, Inc. (VSEA), a public company, and on the boards of the twelve mutual funds comprising the AssetMark family of mutual funds, three hedge funds sponsored by Wells Fargo Bank and eight exchange traded funds (ETF’s) sponsored by Grail Advisors.  Mr. Schmal also served on the board of NorthBay Bancorp (NBAN), a public bank holding company, until it was sold in 2007. Mr. Schmal attended California State University, Fresno where he received a Bachelor of Science degree with honors in Business Administration- Finance and Accounting Option.

William J. Febbo, 43, has served as a member of our Board of Director since April 2007. Mr. Febbo has been Chief Executive Officer and co-founder of MedPanel, LLC, a medical market intelligence firm based in Cambridge, MA, from January 1999 to present. We acquired MedPanel, Inc. in April 2007, where Mr. Febbo continued his responsibilities.  Mr. Febbo and other investors acquired the assets of MedPanel (aka Panel Intelligence, LLC (Delaware)) from the Company on January 30, 2009 and changed the name back to MedPanel.  Mr. Febbo continues to serve on the Company’s Board of Directors but ceased to be an employee of the Company.  Mr. Febbo holds several board and advisory roles in the biotech, clean tech and not-for-profit world.  More specifically, he has been Treasurer on the Board of the United Nations of Greater Boston since November 2004 and an advisor to The Green Living Project since 2007. Prior to founding MedPanel, Inc., Mr. Febbo was Chairman of the Board of Directors of Pollone, a Brazilian manufacturing venture in the automotive industry and was responsible for over $500 million worth of international business development and mergers and acquisition. Mr. Febbo received his B.S. degree in international studies, with a focus on economics and Spanish, from Dickinson College.

Jeffrey M. Soinski, 49, has served as a member of our Board of Directors since August 2008.  Since September 2009, Mr. Soinski has served as Chief Executive Officer of Medical Imaging Holdings, Inc. and its wholly-owned operating company Unisyn Medical Technologies, Inc., a national provider of technology-enabled service solutions to the medical imaging industry.  Since July 2008, Mr. Soinski has also served as a Special Venture Partner with Galen Partners, a leading private equity firm focused solely on the healthcare industry.  From December 2001 until its acquisition by C.R. Bard in June 2008, Mr. Soinski was President and CEO of Specialized Health Products International, Inc., a publicly-traded manufacturer and marketer of proprietary safety medical products. In 2008, Mr. Soinski was named “Utah CEO of the Year” for small public companies by Utah Business magazine.  Prior to Specialized Health Products, Mr. Soinski had been President and CEO of ViroTex Corporation, a ventured-backed pharmaceutical company he sold to Atrix Laboratories, Inc. in 1998.  Mr. Soinski holds a B.A. degree from Dartmouth College.

Patrick W. O’Brien, 65, has served as a member of our Board of Directors and as a member of our Audit Committee since December 2010.  He has served as the Managing Director & Principal of Granville Wolcott Advisors since February 2009, which he formed to provide business consulting, due diligence, and asset management services for public and private clients.  From October 2005 to January 2009 Mr. O’Brien was a Vice President – Asset Management for Kennedy Associates Real Estate Counsel where he represented pension fund ownership interests in hotel real estate investments nationwide.  He has previously served as a member of the Board of Directors of Factory Card & Party Outlet (FCPO, NASDAQ) and as a member of its audit committee until its sale to AAH Holdings in late 2007.  Mr. O’Brien is a graduate of the Eli Broad College of Business at Michigan State University with a BA in Hotel Management.

Executive Officers

D. Jonathan Merriman, 51, has served as our Chief Executive Officer from October 2000 to the present and served as Chairman of the Board of Directors from February 2001 to November 2007.   In September 2010, Mr. Merriman was appointed co-chairman of the Board of Directors with Ronald L. Chez.  Prior to that period, Mr. Merriman was President and CEO of Ratexchange Corporation, the predecessor company to Merriman Curhan Ford Group, Inc. Mr. Merriman and his team engineered the transition from Ratexchange, a software trading platform company, into a full-service institutional investment bank, Merriman Curhan Ford. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. From June 1997 to June 1998, Mr. Merriman served as Managing Director and Head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader. Prior to Bear Stearns, Mr. Merriman worked at Merrill Lynch as a financial analyst and as an institutional equity salesman. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business. Mr. Merriman has served on the Boards of several organizations and currently holds a seat on the Board of Directors of Leading Brands, Inc.

Peter V. Coleman, 42, served as Chief Executive Officer of Merriman Capital, Inc. from June 2009 to September 2010, and Chief Financial Officer for Merriman Holdings, Inc. since May 2008 to January 2011, and Chief Operating Officer since January 2009 to January 2011.  Prior to that, Mr. Coleman was most recently with ThinkPanmure, an investment bank, where he served as CFO since March 2007, COO since November 2006, Director of Research from September 2005 until November 2006, the Head of Brokerage from June 2006 until June 2007, and was a member of the Board of Directors since April 2007.  Prior to that, he was a principal and senior research analyst at Schwab SoundView, an investment bank, focusing on technology from May 2002 to November 2004.

Alex W Seiler, 56, served as Chief Executive Officer of Merriman Capital, Inc. and was a member of our Board of Directors from August 2010 to August 2011.  Mr. Seiler was previously Vice-Chairman of Merriman Holdings from February 2010 until he assumed the CEO role.  He previously served as a Managing Director at Atlas Capital Management, a multi-state asset management firm, from September 2007 to July 2009.  From May 2005 until May 2007, Mr. Seiler was Managing Director at HSBC Securities (USA) Inc., responsible for equity capital market distribution in the Americas.  Mr. Seiler was co-founder and CEO of Anchor Point Asset Management, a multi-asset global-macro manager, from January 2003 through May 2005.  Prior to that, he served as a Managing Director in Morgan Stanley & Co.'s institutional equity division from March 1994 through January 2003.

Jack A. Thrift, 45, has served as Chief Financial Officer since January 2011. Mr. Thrift was previously Managing Director of Operations of White Oak Global Advisors, an SEC registered investment advisor, from July 2008 until October 2010.  Mr. Thrift was also Chief Financial Officer of White Oak’s investment banking division.  Prior to that, Mr. Thrift was Chief Financial Officer of Pacific Growth Equities, LLC, an investment banking firm and Chief Operating Officer of Pacific Growth Equity Management, LLC, an SEC registered investment advisor from February 2005 until June 2008.  Mr. Thrift received his B.S. degree in accountancy from the University of Southern California and is a CPA (inactive) in the state of California.

Ronald Lee, 50, served as Senior Vice President of Operations of the Company from April 2010 to September 2011.  Mr. Lee was previously Head of Technology from January 2003 until April 2010.  Mr. Lee received his B.A. degree in Computer Science from the University of California, Berkeley

There is no family relationship among any of the foregoing officers or between any of the foregoing executive officers and any Director of the Company.

Director Independence

The Board has determined that the following Board members are independent: Dennis G. Schmal, Jeffrey M. Soinski, Ronald L. Chez and Patrick W. O’Brien. The board based this determination primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.  Accordingly, only independent members of the Board constitute its Audit, Nominations and Corporate Governance and Compensation Committees.

Board Meetings and Committees

In 2010, the Board of Directors held four regular meetings of the Board and three special meetings. During 2010, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he served. The Company has the following Board committees:

Audit Committee.  The principal functions of the Audit Committee are to engage our independent accounting firm, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following Board members served as Audit Committee members during 2010: Dennis G. Schmal, Jeffrey M. Soinski., Ronald L. Chez and Patrick W. O’Brien.  Mr. Chez resigned from the Audit Committee in December 2010 and was replaced with Mr. O’Brien.  Mr. Schmal serves as the Chairman of the Audit Committee and is a Financial Expert in satisfaction of the Sarbanes-Oxley requirements.  The Board of Directors has determined that Mr. Schmal is the “audit committee financial expert” and “independent” as defined under applicable SEC rules. The Board’s affirmative determination for Mr. Schmal was based, among other things, upon his 27 years at Arthur Andersen LLP, a majority of which were spent as a partner in the audit practice.

The Audit Committee held four regular meetings and two special meetings in 2010. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are independent.

The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s policies. The Company’s Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is available at www.merrimanco.com.

Compensation Committee.  The Compensation Committee of the Board of Directors has exclusive authority to establish the level of compensation paid to the Company’s executive officers and certain employees and administers the Company’s stock option plans. The following Board members served as Compensation Committee members during 2010: Mr. Schmal, Mr. Chez Mr. Soinski and Mr. O’Brien..  The current membership of the Compensation Committee consists of Mr. Chez and Mr. O’Brien, and the chairman is Mr. Chez.  It is a fully independent committee. The Compensation Committee held seven meetings in 2010. The Compensation Committee charter is available at www.merrimanco.com.

Nominations and Corporate Governance Committee.  This committee is responsible for identifying qualified individuals to become Board members, make recommendations that the Board select director nominees, develop and recommend corporate governance principles to the Board and take a leadership role in corporate governance. The following Board members served as Nominations and Corporate Governance Committee members during 2010: Mr. Schmal, Mr. Soinski, and Mr. Febbo.  Currently, Mr. Soinski is the chairman of this committee, and Mr. Schmal and Mr. Febbo are members.  The committee has approved a Charter and each member is independent. The Committee will consider qualified and timely stockholder nominees on the same basis that it considers other nominees. Stockholders who wish to submit nominations to the Board for the 2012 annual meeting should submit such nominees to the Company’s Secretary no later than August 22, 2012 at 600 California Street, 9th Floor, San Francisco, CA 94108. The Board has no specific minimum qualifications for nominating directors to the Board, but the Board seeks to nominate the most qualified candidates from whatever source. The Board has no formal process for evaluating nominations for directors. When an opening arises on the Board, the Board considers all qualified candidates. The committee met once in 2010. The Nominations and Corporate Governance Committee charter is available at www.merriman.com.

Stockholder Communications with the Board of Directors.  Stockholders interested in communicating with our Board of Directors may do so by writing to our Secretary, Michael C. Doran, at 600 California Street, 9th Floor, San Francisco, CA 94108. Our Secretary will review all stockholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory. No members of the Board attended the 2010 stockholders’ meeting.

Involvement in Certain Legal Proceedings

On November 10, 2009, the Securities and Exchange Commission (“SEC”) issued an Order Instituting Administrative and Cease-and-Desist Proceedings Pursuant to Sections 15(b) and 21(c) of the Securities and Exchange Act of 1934, Making Findings and Imposing Remedial Sanctions and a Cease-and-Desist Order as to Merriman Curhan Ford & Co., D. Jonathan Merriman, and Christopher Aguilar  (the “Order”).  The Order was issued in connection with the conduct of David Scott Cacchione (“Cacchione”), a former broker of Merriman Curhan Ford & Co. (“MCF”), the operating subsidiary of the Company, from approximately March 2006 to April 2008 for violation of the anti-fraud provisions of the federal securities laws.  Cacchione was fired in May 2008, shortly after the underlying facts became known.

The Order censures and imposes sanctions for the failure of MCF to reasonably supervise Cacchione with a view toward preventing future violations arising out of his disseminating confidential customer information to third parties and executing unauthorized orders for certain customers.  Pursuant to the Order, MCF paid a penalty of $100,000 and will hire an Independent Consultant to review and make recommendations as needed to MCF’s written policies and procedures relating to the supervision of registered representatives.

The Order also imposes sanctions on Jon Merriman, MCF’s former CEO and current CEO of Merriman Curhan Ford Group, Inc., the Company’s parent, and Christopher Aguilar, MCF’s former Chief Compliance Officer, for failure to adequately supervise Cacchione.  Pursuant to the Order, Jon Merriman paid a penalty of $75,000 and Chris Aguilar must pay a penalty of $40,000.  Both individuals are also suspended from acting in a supervisory capacity for any broker or dealer for a period of twelve months from the date of the Order.  Mr. Merriman’s suspension ended, and his eligibility to act in a supervisory capacity restored, on November 22, 2010.

The Order makes no finding or allegation of any fraudulent activity involving anyone in MCF other than Cacchione.  MCF, Mr. Merriman, and Mr. Aguilar cooperated fully with the SEC’s investigation and consented to the SEC’s Order without admitting or denying the findings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s equity securities.  During 2010, John M. Thompson, Dennis G. Schmal, Jeffrey M. Soinski, and William J. Febbo each filed three reports on Form 4 late and D. Jonathan Merriman filed one report on Form 4 late.

Financial Code of Ethics

The Company has adopted and annually reviews its “Code of Ethics for Senior Financial Officers,” a code of ethics that applies to our Chief Executive Officer and Chief Financial Officer. The finance code of ethics is publicly available on our website at www.merrimanco.com. If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2010 Annual Report on Form 10-K, as amended, with Company management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61,  Communication with Audit Committees , as amended. The audit committee has also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (which relates to the accountant’s independence from the Company and its related entities) and has discussed with the independent registered public accounting firm their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s 2010 Annual Report on Form 10-K, as amended, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Dennis G. Schmal, Chairman

Jeffrey M. Soinski
Patrick W. O’Brien

EXECUTIVE COMPENSATION

SUMMARY 2010 COMPENSATION TABLE

The following table sets forth the compensation earned by our Chief Executive Officer, our two other most highly compensated executive officers, and one individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer for the two years ended December 31, 2010, whom we refer to as our named executive officers.

Name and Principal	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Position	(b)	( c)	(d) (1)	(e)	(f)	(g)
D. Jonathan Merriman	2010	231,698	-	-	-	231,698
Chief Executive Officer	2009	273,376	25,000	-	2,391,865	2,690,241

Peter V. Coleman (2)	2010	350,230	-	-	-	350,230
Chief Financial Officer	2009	210,635	25,000	-	1,019,515	1,255,150

Alex Seiler	2010	169,456	-	-	628,680	798,136
Chief Executive Officer,	2009	-	-	-	-	-
Meriman Capital, Inc.

Ronald Lee	2010	150,160	-	-	143,754	293,914
Senior Vice President of Operations,	2009	126,333	-	-	-	126,333
Meriman Capital, Inc.

(1)
The amounts included in column (d) are bonuses awarded under Executive and Management Bonus Plan (“EMB”), designed to reward our named executive officers and other employees to the extent that the Company achieves or exceeds its business plan for a particular year. The EMB provides for a bonus pool to be established based on achieving the Company’s annual business plan, with the Committee retaining discretion to allocate the bonus pool. If the Company’s business plan with respect to a calendar year is not met, only small amounts will be paid under the EMB for that year. While the amount of the total bonus pool that is available for awards under the EMB is based on the Company achieving certain performance targets, the actual amount to be paid to each of our named executive officers is determined by the Compensation Committee of our Board and our Board, based on their discretion. In 2008, by agreement between the executive management and the Compensation Committee, the named executive officers received no bonus, regardless of the EMB.

(2)	Mr. Coleman resigned as Chief Financial Officer in January 2011.

The Black Scholes model assumptions (averaged over each year) are as follows:

	2010	2009

Volatility	128%	128%
Average expected term (years)	3.1	2.4
Risk-free interest rate	1.63%	1.23%
Dividend yield	-	-

Compensation awarded to our named executive officers was determined by the compensation committee of our Board.

 Pursuant to its practice, the Company provides Mr. Merriman, and formerly provided Mr. Coleman, with parking at the Company’s principal offices.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value of
	Securities	Securities			Shares	Shares
	Underlying	Underlying			or Units	or Units
	Unexercised	Unexercised	Option	Option	of Stock That	of Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
	Exercisable	Unexercisable	Price	Date	Vested	Vested
	(b)	(c)	($/Sh) (e)	(f)	(#)(g)	($) (h)
D. Jonathan Merriman	48,064	73,363	3.01	5/8/2019	—	—
	96,726	260,416	8.40	11/11/2019

Peter V. Coleman (1)	22,618	34,524	3.01	5/8/2019	—	—
	7,588	13,839	3.22	7/1/2019
	38,690	104,166	8.40	11/11/2019

Alex Seiler	-	300,000	2.79	11/10/2020	—	—

Ronald Lee	2,448		16.66	9/19/2011	—	—
	214		36.26	12/31/2011
	408		14.70	12/31/2012
	1,530		75.46	10/15/2014
	2,440	417	37.80	7/16/2017
		4,285	26.88	5/2/2018
		7,142	6.23	3/16/2020
		28,571	5.25	5/19/2020

(1)
Mr. Coleman resigned as Chief Financial Officer in January 2011. As part of his separation agreement, 1) all vested and unvested options with an exercise price of $8.40 were cancelled; 2) 3,572 options with exercise price of $3.22 accelerated vesting and has an expiration date of 90 days after termination of his consulting agreement; 3) 14,285 options with an exercise price of $3.01 accelerated vesting and has an expiration date of 90 days after termination of his consulting agreement.

DIRECTOR COMPENSATION IN 2010

The following table sets forth information about the compensation earned by members of our Board of Directors during the fiscal year ended December 31, 2010. Mr. D. Jonathan Merriman, who served as Chief Executive Officer and as a Board member, Mr. Andrew Arno, who served as a Board member and as Merriman Capital, Inc.’s Vice Chairman of the Investment Banking Group, and Mr. Alex Seiler, who served as Board member and as Merriman Capital, Inc.’s chief executive officer, did not receive any compensation for their service as directors.

For the year ended December 31, 2010, directors did not receive any compensation in the form of participation in non-equity incentive or pension plans, or any other form of compensation other than awards of cash, stock, and stock options. The Company’s director compensation program for 2010 took into consideration service on committees of the Board. For service on the Board and attendance at the four scheduled quarterly meetings, each of our independent directors was awarded, on an annual basis, a cash award, a number of fully vested shares, and shares of stock options immediately exercisable. The number of shares and of stock options awarded was determined by a value established by the Board prior to the beginning of the year and the price of the Company’s share of common stock on the grant date.  However, starting the second quarter of 2010, compensation to the Board members was only provided in the form of cash.  As the Board and each committee have four scheduled meetings each year, one-fourth of each Director’s award was granted on each of the scheduled meeting dates, provided the Director attended. Additional meetings (whether by phone or in person) were scheduled as necessary for which no additional compensation was awarded. Directors who served on any of the Board’s committees were awarded an additional number of shares for each committee.

As chairman during his partial term during 2010, Mr. Thompson’s compensation was also in the form of cash, shares of fully vested stock, and of stock options.  The number of stock and stock options was higher relative to other directors.   As co-chairman during his succeeding term during 2010, Mr. Chez’s compensation was in the form of shares of fully vested stock.

Accordingly, the compensation earned by our Directors in 2010 was as follows:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	Option Awards ($) (d)	All Other Compensation ($) (e)	Total ($) (f)
John M. Thompson, Chair	42,500	12,501	—	—	55,001
Andrew Arno (2)	—	—	—	—	—
Douglas G. Bergeron	26,875	4,376	—	—	31,251
Ronald L. Chez (3)	—	135,000	—	103,068	238,068
William J. Febbo	27,500	5,001	—	—	32,501
D. Jonathan Merriman (4)	—	—	—	—	—
Dennis G. Schmal	27,500	5,001	—	—	32,501
Jeffrey M. Soinski	27,500	5,001	—	—	32,501
Patrick O'Brian (6)	—	—	—	—	—
Alex Seiler (5)	—	—	—	—	—

(1)
The amounts in this column reflect the value of the shares of stock awarded, calculated by multiplying the closing price of a share of our common stock on the applicable grant date by the number of shares awarded on such date. All grants were made on the day of the Board meeting, were immediately vested and any restrictions were removed.

(2)
Mr. Andrew Arno was the Vice Chairman of the Company’s operating subsidiary, Merriman Capital, Inc., for which compensation is not included in this table.  In accordance with Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board.  Mr. Arno resigned as member of the Board in January 2011.

(3)
Mr. Chez chaired the Strategic Advisory Committee of the Board of Directors from September 2009 to September 2010.  His monthly compensation for such service is the grant of ten-year warrants to purchase 3,571 shares of the Company’s common stock at an exercise price of $4.55 per share on a post-reverse split basis.  In September 2010, Mr. Chez was appointed as Co-Chairman of the Board of Directors and was granted 42,857 shares of fully vested common stock as compensation for his service.

(4)
Mr. Merriman is also the Chief Executive Officer of the Company for which compensation is not included in this table. In accordance to Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board.  In September 2010, Mr. Merriman was appointed as Co-Chairman of the Board of Directors.

(5)
Mr. Alex Seiler is the Chief Executive Officer of the Company’s operating subsidiary, Merriman Capital, Inc., for which compensation is not included in this table.  In accordance with Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board.

(6)	Mr. O’Brien joined the board of directors in December 2010.

The Board of Directors annually reviews the Company’s director compensation program.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options and warrants under all of our existing equity compensation plans as of December 31, 2010 including the 1999 Stock Option Plan, the 2000 Stock Option and Incentive Plan, the 2001 Stock Option and Incentive Plan, the 2003 Stock Option and Incentive Plan, the 2009 Stock Incentive Plan, the 2006 Directors’ Stock Option and Incentive Plan, and the 2002 Employee Stock Purchase Plan.

			Number of
	Number of		Securities
	Securities to	Weighted-	Remaining
	be Issued	Average	Available
	Upon	Exercise	For Future
	Exercise of	Price of	Issuance
	Outstanding	Outstanding	Under Equity
	Options and	Options and	Compensation
Plan Category	Warrants	Warrants	Plans

Equity compensation plans approved by stockholders:
1999 Stock Option Plan (expired 12/30/08)	8,530	$32.38	-
2000 Stock Option and Incentive Plan (expired 2/28/10)	36,329	$6.51	-
2001 Stock Option and Incentive Plan	31,232	$8.32	-
2003 Stock Option and Incentive Plan	411,470	$5.76	-
2009 Stock Incentive Plan	1,174,206	$5.64	153,026
2006 Directors’ Stock Option and Incentive Plan	14,118	$3.01	-
Equity compensation not approved by stockholders	-	$-	-

Equity compensation not approved by stockholders includes shares in a Non-Qualified option plan approved by the Board of Directors of Ratexchange Corporation (now known as Merriman Curhan Ford Group, Inc.) in 1999 and a Non-Qualified option plan that is consistent with the American Stock Exchange Member Guidelines, Rule 711, approved by the Board of Directors in 2004. The American Stock Exchange guidelines require that grants from the option plan be made only as an inducement to a new employee, that the grant be approved by a majority of the independent members of the Compensation Committee and that a press release is issued promptly disclosing the terms of the option grant. The Non-Qualified option plan that was established in accordance with the American Stock Exchange guidelines is considered a pre-existing plan, and is thus considered acceptable under the NASDAQ Stock Market guidelines.  The Company’s shares of common stock are listed on NASDAQ under the symbol MERR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of March 31, 2010, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors, (c) each of the named executive officers and (d) all directors and executive officers as a group.

	Common Stock		Series D Convertible Preferred Stock (1)
Name of Beneficial Owner	Beneficially Owned	Percent (2)	Beneficially Owned	Percent
D. Jonathan Merriman	371,000	15%	268,922	1%
Peter V. Coleman	126,235	5%	232,558	1%
Alex Seiler	996	*	—	—
Jack Thrift	—	—	—	—
Ron Lee	18,433	*	—	—
Ronald L. Chez (7)	1,583,514	41%	8,085,007	38%
Douglas G. Bergeron	267,354	10%	1,860,465	9%
Andrew Arno (4)	357,681	13%	1,895,346	9%
Dennis G. Schmal	23,516	*	116,279	*
Jeffrey M. Soinski	21,741	*	116,279	*
John M. Thompson (3)	23,209	*	116,279	*
William J. Febbo	59,074	2%	116,279	*
Patrick O'Brien	—	—	—	—

All directors and executive officers as a group (14 persons) (5)	2,852,753	62%	12,807,414	60%
Grand Slam Capital Master Fund Ltd 2200 Fletcher Ave Fort Lee, NJ 07024	166,142	6%	1,163,000	5%
Almond Ventures LLC P.O. Box 2100 Mill Valley, CA 94942	142,857	6%	1,000,000	5%
Michael E. Marrus	138,945	5%	930,232	4%
Thomas Unterberg	232,014	9%	—	—
Highfields Capital Management LP (6)	163,778	7%	—	—

*	Less than one percent.

(1)
Ownership of all Series D Convertible Preferred Stock shares was a result of investment in the Company’s strategic transaction of September 8, 2009.  Effective upon the reverse-stock split in August 2010, seven shares of Series D Convertible Preferred Stock is convertible into one share of common stock of the Company.

(2)
Applicable percentage ownership is based on 2,445,973 shares of common stock outstanding as of March 31, 2011. Pursuant to the rules of the Securities and Exchange Commission, shares shown as “beneficially” owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of March 31, 2011, including (a) shares subject to options, warrants or any other rights exercisable within 60 days March 31, 2011, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(3)	This amount shown as owned by Mr. Thompson includes 10,421 shares of common stock which was transferred to family members. Mr. Thompson disclaims beneficial ownership of these shares.

(4)
This aggregate amount shown as owned by Mr. Arno includes (i) 145,348 shares of Series D Convertible Preferred Stock and warrants to purchase 20,764 shares of Common Stock held by each of MJA Investments LLC and JBA Investments LLC and (ii) 209,302 shares of Series D Convertible Preferred Stock and exercise of warrants to purchase 29,900 shares of Common Stock held by an individual retirement account for the benefit of Mr. Arno. Mr. Arno serves as investment advisor to each of MJA Investments LLC and LBA Investments LLC and disclaims all beneficial ownership of the securities held by each of those entities.

(5)	All directors and executive officers have the business address of 600 California Street, 9 th Floor, San Francisco, CA 94108.

(6)
According to Schedule 13G/A filed December 31, 2010, Highfields Capital Management, LP is the investment manager to each of three funds: Highfields Capital I LP, Highfields Capital II LP, and Highfields Capital III LP (collectively the “Funds”). The Funds directly own 163,778 shares of common stock. Highfields Capital Management, LP; Highfields GP, LLC, the general partner of Highfields Capital Management, LP; Highfields Associates, LLC, the general partner of the Funds; Jonathon S. Jacobson, a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates are each members of a voting group that have voting power over the shares. Highfields Capital I LP has sole voting power over 16,844 of the shares. Highfields Capital II LP has sole voting power over 32,206 of the shares. Highfields Capital III LP, a Cayman Islands, B.W.I., has sole voting power over 114,728 of the shares. The securities were acquired from the Company as part of a private placement closed on April 3, 2003.

(7)
This aggregate amount showed as owned by Mr. Chez does not include the 42,857 warrants compensated to Mr. Chez as the Chairman of the Strategic Advisory Committee of the Board of Directors that are prohibited from exercise until shareholder approval has been obtained.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William J. Febbo has been a Director of the Company since April 2007. Mr. Febbo was Chief Executive Officer and founder of MedPanel, Inc., or MedPanel, an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. Mr. Febbo also owned approximately 18% of the common stock of MedPanel on a fully diluted basis. In April 2007, MedPanel, was acquired by the Company pursuant to an Agreement and Plan of Merger, a binding agreement which was signed in November 2006, and became Panel Intelligence, LLC, a subsidiary of the Company. One of the terms of the Agreement and Plan of Merger was that the Company would use its best efforts to cause Mr. Febbo to be elected to the Company’s Board of Directors on which he remains. Under the terms of this Agreement and Plan of Merger, the Company paid $6.5 million in common stock for MedPanel. The selling stockholders of MedPanel would have been entitled to additional consideration on the third anniversary from the closing based upon Panel Intelligence, LLC (a Delaware corporation) achieving specific revenue and profitability milestones. The payment of the incentive consideration would have been 50% in cash and 50% in the Company’s common stock and may not exceed $11,455,000.  The payment of the incentive consideration did not occur as the milestones for additional consideration were deemed unachievable and therefore no longer of value to previous MedPanel Shareholders. (see  Recent Events , below).

Mr. Febbo and other investors formed Panel Intelligence, LLC (a Massachusetts corporation), which acquired the assets of Panel Intelligence, LLC (a Delaware corporation) from the Company on January 30, 2009.  The acquisition consideration was $1.1 million, consisting of $1 million in cash and the return of a number of shares of the Company’s common stock received in the acquisition MedPanel with a value of $100,000.  Mr. Febbo continues to serve on the Company’s Board of Directors but ceased to be an employee of the Company.

In 2009, the Company formed a Strategic Advisory Committee of the Board of Directors chaired by Mr. Ronald Chez, the lead investor in the Series D Convertible Preferred Stock strategic transaction.  During the first year, the Chair of the Committee was compensated with warrants to purchase 42,857 shares the Company’s common stock at $4.55 on a post-reverse split basis, to be issued pro rata on a monthly basis.   No other compensation was provided for his service on the Committee or for his first year’s service on the Board of Directors. For the year ended December 31, 2010 and 2009, the Company issued 29,525 and 13,333 warrants to Mr. Chez and recorded stock-based compensation expense of $103,000 and $84,000, respectively, based on the calculated fair value of the warrants using the Black-Scholes option valuation model.   The terms of these warrants were amended subsequent to December 31, 2010.  See Note 20 of the Notes to the Consolidated Financial Statements.

In August 2010, the stockholders approved Ronald L. Chez to be the Co-Chairman of the Board of Directors of the Company.  During the first year of his term as co-chairman, Mr. Chez was compensated with 42,857 shares of the Company’s common stock.  For the year ended December 31, 2010, the Company recorded $135,000 of stock-based compensation expense in relation Mr. Chez’s compensation.

Sale of Convertible Notes Receivable

On December 30, 2010, the Company sold its convertible note receivable from a corporate issuer, Digital Display Networks, Inc., with a face value of $50,000, including any accrued interest, to Peter Coleman, the Company’s previous Chief Financial Officer and Ronald L. Chez, Co-Chairman of the Board of Directors, for a total selling price of $50,000.  The convertible note receivable accrued interest at an annual rate of 12%.  As of December 31, 2010, the convertible note receivable is no longer included in the Company’s statement of financial condition.  In relation to the sale, the Company incurred an immaterial loss, which is included in other income in the Company’s consolidated statement of operations.

Temporary Subordinated Borrowings

On September 28, 2010, the Company borrowed $4,000,000 from DGB Investment, Inc. (DGB).  DGB is controlled by Douglas G. Bergeron, who was previously a member of the Board of Directors.  The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934.  Fees on the loan was $60,000 for each 10-day period.  The loan and fees payable in relation to this loan have been repaid in full in October 2010.  For the year ended December 31, 2010, the Company incurred a total of $60,000 in fees on the loan, which is included in cost of underwriting capital in the Company’s consolidated statement of operations.

On April 23, 2010, the Company borrowed $1,000,000 from DGB and $6,000,000 from Ronald L. Chez.  The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934.  The Company incurred a total of $230,000 in fees on the loans from DGB and Ronald L. Chez, and is included in cost of underwriting capital in the Company’s consolidated statement of operations.  The loan and fees payable in relation to this loan have been repaid in full in May 2010.

On January 20, 2010, the Company borrowed $11,000,000 from DGB and the Bergeron Family Trust, both controlled by Douglas G. Bergeron. The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934.  The Company paid fees in the amount of $731,000 for this loan, which is included in cost of underwriting capital in the Company’s consolidated statement of operations.  The loan and fees payable in relation to this loan have been repaid in full in February 2010.

Subordinated Notes Payable to Related Parties

On September 29, 2010, the Company borrowed $1,000,000 from nine individual lenders, all of whom are directors, officers or employees of the Company, pursuant to a series of Subordinated Notes.  The Subordinated Notes are for a term of three years and provide for interest comprising two components: (i) Six Percent (6.0%) per annum to be paid in cash monthly; and (ii) Eight Percent (8.0%) per annum to be accrued and paid in cash upon maturity.  Additional consideration was paid to the lenders at closing comprising a number of shares of common stock of the Company equal to 30% of the principal amount lent divided by $3.01 per share.  Proceeds were used to supplement underwriting capacity and working capital for our broker dealer subsidiary.

As of December 31, 2010, Subordinated Notes of $809,000, net of $191,000 discount, remain outstanding and is included in subordinated notes payable to related parties – long term in the Company’s consolidated statement of financial condition. For the year ended December 31, 2010, the Company incurred $36,000 as fees (included in interest expense in the Company’s consolidated statement of operations), of which $25,000 remain outstanding as of December 31, 2010 and is included in accrued expenses and other in the consolidated statements of financial position.

Secured Promissory Note

On November 17, 2010, we borrowed $1,050,000 pursuant to a Secured Promissory Note from Ronald L. Chez.  The Secured Promissory Note was secured by certain accounts receivable which were purchased by the Company from the Company’s broker dealer subsidiary, Merriman Capital, Inc., with the proceeds of the transaction being used for such purchase.   The Secured Promissory Note was due and payable in two tranches as the accounts receivable become due, with $950,000 due on January 19, 2011 and $100,000 due on February 28, 2011.  It provided for interest of 29.2% per annum and additional consideration comprising two components (i) 50,000 shares of the Company’s Series D Preferred Stock (which is convertible into 7,142 shares of our Common Stock); and (ii) a cash fee of $15,000.  The proceeds were used to supplement underwriting capacity for our broker dealer subsidiary, Merriman Capital, Inc.  As of December 31, 2010, $330,000 remained outstanding under the Secured Promissory Note and is included in notes payable to related parties – short term in the Company’s consolidated statement of financial condition.  For the year ended December 31, 2010, the Company incurred $48,000 as fees on the Secured Promissory Notes (included in cost of underwriting capital in the Company’s consolidated statement of operations), which remain outstanding as of December 31, 2010 and is included in accrued expenses and other in the consolidated statements of financial position.  On January 21, 2011, this Secured Promissory Note was amended to extend the maturity date to April 15, 2011 and change the 50,000 Series D Convertible Preferred Stock consideration to cash compensation of $21,000.  On March 24, 2011, the remaining principal and interest due on the Secured Promissory Note was repaid in full.

Unsecured Borrowings

On July 29, 2009, Mr. Jonathan Merriman, the Company’s CEO, and Mr. Brock Ganeles, MC’s former Head of Brokerage, made short-term loans to the Company in the amounts of $200,000 and $300,000, respectively.  Mr. Merriman’s loan was repaid on August 5, 2009.  Mr. Merriman forgave the interest on his loan.  Mr. Ganeles’ loan was repaid on August 20, 2009.  The Company paid Mr. Ganeles interest in the amount of $9,403 which is included in interest expense in the Company’s consolidated statement of operations.

On June 30, 2009, the Company issued $300,000 in unsecured promissory notes to three of its employees at an interest rate of 3.25%.  The maturity date of the notes was October 31, 2009, although they were repayable earlier on the occurrence of certain events. These notes were paid in full in cash or transferred into investments in Series D Preferred Stock during September 2009.

Bridge Note

On July 31, 2009, the Company issued Mr. Ronald L. Chez, the lead investor in the Series D Transaction, a Bridge Note in the amount of $500,000 at an annual interest rate of 9.00%.  The term of the Bridge Note was three years, redeemable by Mr. Chez upon presentation of written demand.  The Bridge Note was guaranteed personally by Messrs. Jonathan Merriman (CEO) and Peter Coleman (former CFO).  The Company issued 10-year warrants to purchase 166,113 shares of the Company’s common stock at $4.55 per share to Mr. Chez in connection with this transaction.  Identical warrants were issued to purchase 83,056 shares of the Company’s common stock each to Messrs. Merriman and Coleman for the guarantee. The Bridge Note was converted into the Series D Convertible Preferred Stock on September 8, 2009.

Secured Demand Note

On August 12, 2009, the Company obtained a Demand Note in the amount of $1,329,000 from the D. Jonathan Merriman Living Trust as a subordinated loan.  The trustee of the Trust, D. Jonathan Merriman, is also the Chief Executive Officer of the Company.  The Demand Note was collateralized by securities held in a brokerage account held at a third party by the Trust.  The Demand Note was repaid on September 23, 2009 and the securities were transferred back to the Trust.  The Company compensated the Trust with total interest and fees in the amount of $179,000 (included in interest expense in the Company’s consolidated statement of operations), the majority of which was reinvested in the Series D Convertible Preferred Stock transaction.

Series D Convertible Preferred Stock

On September 8, 2009, the Company issued 23,720,916 shares of Series D Convertible Preferred Stock along with 5-year warrants to purchase 3,388,702 shares of the Company’s common stock at $4.55 per share on post-reverse split basis.  The investor group constituted of 56 individuals and entities, including certain officers, directors and employees of the Company, as well as outside investors.

The Series D Convertible Preferred Stock was issued in a private placement exempt from registration requirements pursuant to Regulation D of the Securities Act of 1933, as amended.  Cash consideration was deposited into escrow on or around August 27, 2009.  Each share of Series D Convertible Preferred Stock is convertible into one share of Common Stock of the Company.  The Series D Convertible Preferred Stock carries a dividend rate of 6% per annum, payable in cash monthly.

Three of the investors in the Series D Convertible Preferred Stock transaction, Messrs. Andrew Arno, Douglas Bergeron, and Ronald Chez, have since joined the Company’s Board of Directors.  In December 2010 and January 2011, Douglas Bergeron and Andrew Arno left as members of the Board of Directors, respectively.  In addition, the Company’s CEO and former CFO, along with 11 other executives and senior managers of MC, were also investors in the Series D Convertible Preferred Stock transaction.  Finally, all five members of the Company’s Board of Directors prior to the transaction were investors in the Series D Convertible Preferred Stock transaction.

Other Related Party Transactions

From time to time, officers and employees of the Company may invest in private placements which the Company arranges and for which the Company charges investment banking fees.

The Company’s employees may, at times, provide certain services and supporting functions to its affiliate entities. The Company is not reimbursed for any costs related to providing those services.

It is the policy for the Board to review all related party transactions and to secure approval by a majority of disinterested directors. Applying such policy is the responsibility of each disinterested director for each transaction. Such policy regarding related party transactions is not in writing; as such, the General Counsel and the Corporate Secretary are responsible for advising on the application of such policies.

Director Independence

The listing standards of The NASDAQ Stock Market, which the Company voluntarily withdrew its listings from in November 2011, as well as the American Stock Exchange, which the Company voluntarily withdrew its listings from in February 2008, require that a majority of our Board of Directors be comprised of independent directors. The Board has determined that the following Board members are independent, consistent with the guidelines of The NASDAQ Stock Market: Dennis G. Schmal, Jeffrey M. Soinski, Ronald L. Chez and Patrick O’Brien. The Board based this determination primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations, and family and other relationships, as well as on discussions with the directors.  Accordingly, only independent members of the Board constitute its Audit Committee, Nominating and Corporate Governance Committee and its Compensation Committee.

Director Independence

The listing standards of The NASDAQ Stock Market require that a majority of our Board of Directors be comprised of independent directors. The Board has determined that the following members of the Board are independent, consistent with the guidelines of The NASDAQ Stock Market: Dennis G. Schmal, Jeffrey M. Soinski, Ronald L. Chez, and Patrick W. O’Brien. The board based this determination primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations, and family and other relationships, as well as on discussions with the directors.  Accordingly, only independent members of the Board constitute its Audit Committee, Nominating and Corporate Governance Committee and its Compensation Committee.

PROPOSAL 2:  AMENDMENT OF THE 2009 STOCK INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, amendments to the Company’s 2009 Stock Incentive Plan to increase by 800,000 the number of shares of Common Stock available for issuance pursuant to awards granted under the 2009 Stock Incentive Plan. As of September 30, 2011, 339,830 shares remained available for grant under the 2009 Stock Incentive Plan. The market price of the Company’s Common Stock as of the close of trading on December 19, 2011, was $0.42. The 2009 Stock Option and Incentive Plan was initially adopted by the Board on November 10, 2009 and approved by stockholders on November 29, 2009.

Any employee, officer, director, consultant, or advisor of the Company or any subsidiary of the Company is eligible to receive awards under the 2009 Stock Incentive Plan. The Company estimates that approximately 45 individuals were eligible to participate in the 2009 Stock Incentive Plan as of December 19, 2011.

The Board believes that stock options have been, and will continue to be, an important compensation element in attracting, motivating, and retaining key employees. The granting of incentive stock options to employees is consistent with the Company’s past practices and practices in the industry, and is a factor in promoting the long-term development of the Company. The Board believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract, motivate, and retain key employees.

Description of the 2009 Plan

The following is a brief summary of the 2009 Plan.  This summary is qualified in its entirety by the detailed provisions of the 2009 Plan, as amended, a copy of which is attached as  Annex A  to this proxy statement.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options (collectively “Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, Options may be granted at an exercise price of not less than 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of our common stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.    An SAR is an award entitling the holder, upon exercise, to receive an amount in our common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board of Directors.

Other Stock-Based Awards.    Under the 2009 Plan, our Board of Directors has the right to grant other Awards based upon our common stock having such terms and conditions as our Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future.

Transferability of Awards

Except as our Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to our employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 1,000,000 shares per fiscal year. For purposes of this limit, the combination of an Option in tandem with an SAR is treated as a single award. In addition, the maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant is 100,000 per fiscal year.

Administration

The 2009 Plan is administered by our Board of Directors. Our Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. Pursuant to the terms of the 2009 Plan, our Board of Directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of our Board of Directors. Notwithstanding the foregoing, with respect to Awards that may be granted to directors who are not employees of the Company, only the Compensation Committee shall be responsible for the determination of such Awards.

Subject to any applicable limitations contained in the 2009 Plan, our Board of Directors, or any committee to whom our Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed eight years), and (iv) the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Our Board of Directors is required to make appropriate adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a reorganization event, our Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of our common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Our Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board of Directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2009 Plan. Substitute options will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2009 Plan after October 30, 2019 but Awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the 2009 Plan; provided that, to the extent determined by our Board of Directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2009 Plan.

If stockholders do not approve the adoption of the 2009 Plan, the 2009 Plan will not go into effect, and the Company will not grant any Awards under the 2009 Plan. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long- term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying the common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Merriman Curhan Ford Group, Inc. to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, “performance-based compensation” is excluded from this limitation. The 2003 Stock Option and Incentive Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:
(a)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(b)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(c)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the Company before payment is made in a separate vote; and
(d)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (a) above) is deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of common stock subject to options that can be awarded under the 2009 Plan to any person is 1,000,000 shares per year.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the common stock and the Series D Preferred Stock, voting together as a single class, having voting power present in person or represented by proxy at the Annual Meeting, is required to approve the amendments to the 2009 Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the amendments to the 2009 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2009 STOCK INCENTIVE PLAN.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

Burr Pilger Mayer, Inc. (“BPM”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2009 and 2010.  BPM was appointed as the Company’s independent registered public accounting firm in August 2009.  Representatives of BPM were available at the Annual Stockholders’ Meeting in 2010 and are expected to be available in future Annual Stockholders’ Meetings. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed by BPM for professional services to the Company were $414,500 in 2010.  Ernst & Young served as the Company’s independent registered public accounting firm during fiscal year 2009 up until August 2009.

Audit Fees.  The aggregate fees billed by BPM for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements were approximately $409,800 in 2010 and $440,700 in 2009.  Ernst & Young’s aggregate fees billed for professional services rendered in 2009 were $185,500.

Audit Related Fees.  There were no aggregate fees billed by BPM for 2010 and 2009 for professional assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees.

Tax Fees.  There were no aggregate fees billed by BPM or Ernst & Young for 2010 and 2009 for professional services for tax compliance, tax advice and tax planning in 2010 and 2009.

All Other Fees.  The aggregate fees for all other services rendered by BPM were $4,700 in 2010 and $64,800 in 2009.  The 2009 fees were primarily related to non-audit services performed prior to BPM being appointed as the independent registered public accounting firm for the Company.  Ernst & Young’s aggregated fees billed for all other services rendered in 2009 were $0.

The Audit Committee has formal policies and procedures in place with regard to the approval in advance of all professional services provided to the Company by its independent registered public accountants. With regard to audit fees, the Audit Committee reviews the annual audit plan and approves the estimated annual audit budget in advance. With regard to tax services, the Audit Committee reviews the description and estimated annual budget for tax services to be provided by the Company’s tax consultants in advance. During 2010, the Audit Committee approved all of the independent registered public accountants’ fees in advance.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If you wish to submit proposals to be included in Merriman Holdings, Inc.’s 2012 proxy statement, we must receive them no later than August 22, 2012.  Please address your proposals to the Corporate Secretary.

If you wish to raise a matter before the stockholders at the year 2012 annual meeting, you must notify the Secretary in writing by no later than August 22, 2012. If you do not notify us before August 22, 201, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC’s requirements to have your proposal included in next year’s proxy statement.

ANNUAL REPORT ON FORM 10-K

Our 2011 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company’s Form 10-K, as amended, for the year ended December 31, 2010, upon payment of a reasonable fee by writing to Merriman Holdings, Inc., 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Corporate Secretary.

By Order of the Board of Directors

/s/  Michael C. Doran

Michael C. Doran
Secretary

ANNEX A

MERRIMAN CURHAN FORD GROUP, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of Merriman Curhan Ford Group, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive stock options (“Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines, and practices relating to the Plan, as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. Notwithstanding the foregoing, only the Nominations and Corporate Governance Committee of the Board shall be responsible for the determination of Awards that may be granted to directors who are not employees of the Company at the time of grant. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers or a committee of officers (“Executive Committee”) referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee, Executive Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company, either individually or in an Executive Committee, the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers and Executive Committee (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers or Executive Committee may grant; provided further, however, that no officer or Executive Committee shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards; Vesting

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,942,857 shares of common stock (all share numbers herein are as adjusted for the Company’s one-for seven reverse stock split in August 2010), $0.0001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares of Common Stock subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 142,857 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

 (2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards under this Plan may be granted to directors who are not employees of the Company at the time of grant shall be not more than 100,000 per fiscal year to any such director.

(c) Vesting.

(1) The Board may, in its discretion, make Awards of Stock Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Based Awards which are fully vested upon grant, or may make awards subject to vesting.  Unless the Board determines otherwise at the time of grant, any awards to new employees which are initial grants made upon hiring shall vest at the rate of 25% after one year, and the balance in equal monthly installments over the following three years, and any additional grants made to the same individual shall vest in equal monthly installments over four years.  Unless the Board determines otherwise at the time of grant, awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonqualified Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonqualified Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law; (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion; and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person, or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Waiver of Vesting.

(1) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan; (ii) the sub-limits set forth in Section 4(b); (iii) the number and class of securities and exercise price per share of each outstanding Option; (iv) the share- and per-share provisions of each SAR; (v) the repurchase price per share subject to each outstanding Restricted Stock Award; and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

 (b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or (iii) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice; (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (a) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (b) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (a) shall lapse at the same rate as the Option would have become exercisable under its terms; and (b) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence, or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may deduct, to the extent permitted by law, any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, without approval of the Company’s stockholders, the Board may not (i) amend any outstanding Option to provide an exercise price per share that is lower than the then-current exercise price per share of such Option or (ii) other than pursuant to Section 5(g), cancel any outstanding Award in connection with the granting of a substitute Award of the same or different type.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 7, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Book Entry. Notwithstanding anything to the contrary in this Plan, the Company may, in lieu of issuing a stock certificate representing any shares of Common Stock issued pursuant to the Plan, have such shares held in book entry by the Company’s transfer agent in the name of the Participant.

(j)    Performance Awards.

(1)    Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(j) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(j)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2)    Section 162(m) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a committee (or subcommittee of a committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m) (the “Section 162(m) Committee”). In the case of such Awards granted to Covered Employees, references to the Board or to a committee shall be treated as referring to the Section 162(m) Committee. “Covered Employee” shall mean any person who is, or whom the committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)    Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Section 162(m) Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: earnings per share, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, new business development, achievement of balance sheet or income statement objectives or total shareholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Section 162(m) Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)    Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Section 162(m) Committee may adjust downwards, but not upwards, the number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)    Other. The Section 162(m) Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board; or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the NASDAQ National Market. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

**************

MERRIMAN HOLDINGS INC.
ATTN: MICHAEL C. DORAN
600 CALIFORNIA STREET
9TH FLOOR
SAN FRANCISCO, CA 94108

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For Withhold For All
All All Except
The Board of Directors recommends you vote
FOR the following:
1. Election of Directors
Nominees
01 D. Jonathan Merriman 02 Ronald L. Chez 03 Dennis G. Schmal 04 William J. Febbo 05 Jeffrey M. Soinski
06 Patrick W. O'Brien
MERRIMAN HOLDINGS INC.
ATTN: MICHAEL C. DORAN
600 CALIFORNIA STREET
9TH FLOOR
SAN FRANCISCO, CA 94108
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
2 To approve an amendment to the 2009 Stock Option and Incentive Plan to reserve an additional 800,000 shares of Common Stock for issuance under the plan.
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at
www.proxyvote.com .
MERRIMAN HOLDINGS INC.
Annual Meeting of Stockholders
December 30, 2011 10:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints D. Jonathan Merriman and Jack Thrift and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock and/ or Series D Preferred Stock of Merriman Holdings, Inc., a Delaware corporation, held of record by the undersigned, on November 16, 2011, at the 2011 annual meeting of stockholders to be held on Friday, December 30, 2011 at 10:00 a.m. Pacific Time, at Merriman Holdings, Inc. headquarters, 600 California Street, 9th Floor, San Francisco, California 94108, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.
Continued and to be signed on reverse side